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                               UNISYS CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

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                               UNISYS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                     (as amended and restated July 1, 2001)

1.       PURPOSE.

         The purpose of the Plan is to provide an opportunity for Employees of Unisys Corporation and Related Corporations designated as Participating Employers to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation. The Plan is not intended to be an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

2.       DEFINITIONS.

         (a)   "Board" shall mean the Board of Directors of the Corporation.

         (b) "Committee" shall mean the Unisys Corporation Employee Benefits Administrative Committee.

         (c)   "Common Stock" shall mean the Common Stock of the Corporation.

         (d) "Compensation" shall mean an Employee's regular salary or wages paid by the Participating Employer for a payroll period, including bonus payments, overtime and commissions. Compensation does not include wage or salary substitution payments during approved paid leaves of absences, expense reimbursement, relocation allowances, long-term disability payments, tuition reimbursement, adoption assistance benefits, earnings related to stock options or other equity incentives and post-employment payments that may be computed from eligible compensation, such as severance benefits, salary continuation after termination of service, redundancy pay or termination indemnities.

         (e) "Corporation" shall mean Unisys Corporation, a Delaware corporation, (or any successor corporation).

         (f) "Effective Date" shall mean July 1, 1998, provided, however, that the Effective Date with respect to one or more Participating Employers or business units may be a date later than July 1, 1998 as determined in the discretion of the Vice-President, Worldwide Human Resources.

         (g) "Employee" shall mean an individual who (a) is classified as a regular full or part time employee by the Corporation or a Related Corporation on their payroll records during the relevant participation period and (b) who is eligible to participate in the employee benefit plans maintained by the Corporation or Participating Employer. No other individual will be considered as an Employee, including any temporary employee, independent contractor, non-employee

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consultant, an employee of any entity other than the Corporation or Related
Corporation or other service provider, even if such classification is determined to be erroneous, or is retroactively revised by a governmental agency, by court order or as a result of litigation, or otherwise. In the event the classification of a person who was excluded from the definition of Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the person shall nonetheless continue to be excluded from treatment as an Employee for all periods prior to the date the Employer specifically determines, for the purpose of eligibility in the Plan, that its classification of the person should be revised.

         (h) "Fair Market Value" shall mean on any date the sales price, in U.S. Dollars, of the Common Stock as of the official close of the New York Stock Exchange at 4:00 p.m. US Eastern Standard Time on such date. In lieu of the forgoing, the Committee may in good faith determine the Fair Market Value on any other reasonable basis. Such determination shall be conclusive and binding on all persons.

         (i) "Option Period" shall mean a quarterly, semi-annual or other period as determined by the Board. In the absence of a Board determination, the Option Period shall be calendar quarters.

         The first Option Period under the Plan will begin on July 1, 1998 and end on September 30, 1998.

         (j) "Participant" shall mean a participant in the Plan as described in Section 4 of the Plan.

         (k) "Participating Employer" shall mean the Corporation, a Related Corporation or a business unit of the Corporation or a Related Corporation designated by the Senior Vice-President, Worldwide Human Resources or his successor to participate in the Plan.

         (l)   "Plan" shall mean the Unisys Employee Stock Purchase Plan.

         (m) "Purchase Date" shall mean the first day following the end of the Option Period.

         (n) "Related Corporation" shall mean every non-U.S. subsidiary that is a direct or indirect at least 100%-owned subsidiary of the Corporation. In the event that the Senior Vice President, Worldwide Human Resources so designates, any other non-U.S. affiliate of the Corporation will become a Related Corporation.

         (o) "Service" shall mean continuous regular employment with the Corporation or a Related Corporation, even if a Participant can no longer make contributions because he or she no longer works for a Participating Employer.

         (p) "Shareholder" shall mean a record holder of shares entitled to vote shares of Common Stock under the Corporation's by-laws.

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3.       ELIGIBILITY.

         3.1 An Employee employed by the Corporation or a Participating Employer is eligible to participate in the Plan beginning with any payroll period that begins on or after the Effective Date.

4.       PARTICIPATION.

         4.1 An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by filing a completed payroll deduction authorization and Plan enrollment form provided by the Corporation. Participation in the Plan will become effective as soon as is administratively feasible after receipt by the Corporation or Plan Recordkeeper of the completed forms. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee's Compensation, between 1% and 10%, or such lesser percentage as specified by the Committee. Contributions will be made by payroll deductions only, unless prohibited by local law, in which case contributions will be made by any method determined by the Committee to be permissible and administratively feasible. All contributions may be held by the Corporation and commingled with its other corporate funds. No interest shall be paid or credited to the Participant with respect to such contributions, except where required by local law as determined by the Committee. A separate bookkeeping account for each Participant will be maintained by the Corporation or Plan Recordkeeper under the Plan and the amount of each Participant's contributions shall be credited to such account. A Participant may not make any additional payments into such account. A Participant may not make payroll deductions or any other contributions for periods after his or her termination of Service even if he or she is then being paid salary continuation or severance benefits.

         4.2 Each Participating Employer will be responsible for making payroll deductions pursuant to the Plan (unless prohibited by local law), causing these payroll deductions (or other form of contributions) to be sent to the Corporation and sending the contribution detail (by Participant) to the Plan Recordkeeper. Contributions in non-U.S. currency shall be converted to U.S. Dollars under procedures established by the Committee.

         4.3 Under procedures established by the Committee, a Participant may suspend or discontinue participation in the Plan at any time during an Option Period by completing and filing with the Corporation or Plan Recordkeeper the appropriate forms provided by the Corporation or by following electronic or other procedures prescribed by the Committee. A Participant may resume, increase or decrease his or her rate of contribution by completing and filing with the Corporation or Plan Recordkeeper the appropriate forms provided by the Corporation. A Participant's election to suspend or discontinue participation or to resume, increase or decrease contributions will become effective as soon as is administratively feasible after receipt by the Corporation or Plan Recordkeeper of the completed forms. If a new election regarding the Participant's contributions is not filed with the Corporation or Plan Recordkeeper,

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the rate of contribution shall continue at the originally elected rate throughout the Option Period unless the Corporation determines to change the permissible rate.

         If a Participant suspends or discontinues participation during an Option Period, his or her accumulated contributions will remain in the Plan for purchase of shares as specified in Section 6 on the following Purchase Date, but the Participant will not again participate until he or she completes a new payroll deduction authorization (or other contribution authorization as is in effect in his/her country) and Plan enrollment form. The Committee may establish rules limiting the frequency with which Participants may suspend and resume contributions under the Plan and may impose a waiting period on Participants wishing to resume suspended contributions.

5.       OFFERING.

         5.1 The maximum number of shares of Common Stock that may be issued pursuant to the Plan shall be thirteen million shares. The Board may designate any amount of available shares for offering for any Option Period determined pursuant to Section 5.2.

         5.2 Option Periods under the Plan will be calendar quarters commencing January 1, March 1, July 1 and October 1 and the Purchase Date shall be the date described in Section 2(m). The Corporation shall have the power to change the duration of future Option Periods or Purchase Dates, with respect to any prospective offering, and without regard to the expectations of any Participants.

         5.3 With respect to each Option Period, each eligible Employee who has elected to participate as provided in Section 4.1 shall be granted an option to purchase that number of shares of Common Stock which may be purchased with the contributions accumulated on behalf of such Employee during such Option Period at the purchase price specified in Section 5.4 below.

         5.4 The option price under each option shall be the lesser of (1) 85% of the Fair Market Value of the Common Stock on the first trading day of the Option Period or (2) 85% of the Fair Market Value on the last trading day of the Option Period.

         5.5 If the total number of shares of Common Stock for which options granted under the Plan are exercisable exceeds the remaining number of shares available for offering under the Plan, the number of shares which may be purchased by all Participants shall be reduced on a pro rata basis in as nearly a uniform manner as shall be practicable and equitable. In this event, contributions shall also be reduced or refunded accordingly. If an Employee's contributions during any Option Period exceeds the purchase price for the maximum number of shares permitted to be purchased, the excess shall be refunded to the Participant without interest (except where otherwise required by local law).

6.       PURCHASE OF STOCK.

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         On the Purchase Date, a Participant's option shall be exercised automatically for the purchase of that number of full and fractional shares of Common Stock which the accumulated contributions credited to the Participant's account at that time shall purchase at the applicable price specified in Section 5.4.

         To the extent practicable, all of the Participant's contributions accumulated during the Option Period will be applied to the purchase of shares of Common Stock on the Purchase Date.

7.       PAYMENT AND DELIVERY.

         Upon the exercise of an option, the Corporation shall deliver the Common Stock purchased on behalf of the Participant to an account held by the Plan Broker for the Participant. At any time after the purchased shares are credited to the Participant's account, the Participant may elect to (a) direct the Plan Broker to sell all or some of the shares credited to the Participant's account, in which case applicable transaction fees will be charged, (b) receive a stock certificate, at no charge, evidencing all or some of the whole number of shares of stock credited to his/her account or (c) electronically transfer all or some of the whole shares credited to his/her account, at no charge, to a broker designated by the Participant. If a Participant elects to transfer or receive a share certificate for all of the shares credited to his/her account, the value of any fractional shares credited to the account will be paid to the Participant in cash. The value of any fractional shares will be determined in accordance with procedures established by the Committee.

         If a Participant elects to direct the Plan Broker to sell all or some of his/her shares, the sales price for the shares will be the price obtained by the Plan Broker when it sells the shares. For Participants residing outside of the United States, the Plan Broker will convert sales proceeds from U.S. dollars to the Participant's local currency before the proceeds are distributed under procedures established by the Committee.

         The Corporation shall retain the amount of Employee contributions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable.

         No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the Plan until the option has been exercised and shares issued. Participants will receive a statement reflecting the status of their Plan account on a quarterly or other periodic basis.

8.       TERMINATION OF EMPLOYMENT.

         No purchases will be made on behalf of a Participant for an Option Period if the Participant terminated his/her employment with the Corporation and all Related Corporations before the Purchase Date for the Option Period. A refund of payroll deductions and/or other

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contributions (without interest unless legally prohibited) will be made to a
Participant by reason of the Participant's termination of employment during an Option Period.

         In the event any Participant terminates employment with the Corporation and all of its Related Corporations for any reason (including death or retirement), (a) the Participant's participation in the Plan shall terminate and
(b) all accumulated payroll deductions and/or other contributions shall be paid without interest (except where required by local law) to the Participant or the Participant's estate.

         Whether a termination of employment has occurred shall be determined by the Committee. The Committee may also establish rules regarding when leaves of absence or change of employment status (e.g., from full time to part time) will be considered a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Corporation and its Related Corporations.

9.       WITHHOLDING.

         If a Participant is subject to withholding taxes as a result of participation in the Plan, then the Committee shall establish appropriate procedures, which may include, but are not limited to, withholding required amounts from the Participant's regular salary or wages.

10.      RECAPITALIZATION.

         If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Section 5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

         The Board, if it so determines in the exercise of its sole discretion, also may adjust the number of shares specified in Section 5.1, as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares subject to any individual option, in the event the Corporation effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

         The Board's determinations under this Section 10 shall be conclusive and binding on all parties.

11.      MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.

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         In the event of the proposed liquidation or dissolution of the
Corporation, the Option Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

         In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as a Purchase Date, and all outstanding options shall be deemed exercisable on such date or (3) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants.

12.      TRANSFERABILITY.

         Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 4.2.

13.      AMENDMENT OR TERMINATION OF THE PLAN.

         The Corporation may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Participant, no such revision or amendment shall adversely affect any outstanding option under the Plan.

14.      ADMINISTRATION.

         The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duties, responsibility and authority delegated to the Committee by the Board or any duly authorized officer of the Corporation, which may include any of the functions assigned to the Board or any officer in this Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board, and to delegate to any one or more of its members or a third party any of its powers or responsibilities. Decisions of the Board, any duly authorized officer and the Committee shall be final and binding upon all Participants. Any decision reduced to writing and

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signed by a majority of the Participants of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. No Board member, or Committee member or any other employee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

         The Committee may prescribe rules, regulations, requirements and fees related to the delivery, retention, transfer or administration of shares acquired pursuant to the Plan, including, but not limited to: (1) establishing a requirement that share certificates be maintained with a financial institution designated by the Corporation or the Committee; (2) establishing rules and procedures relating to the termination of employment (e.g., including long-term disability, military duty, approved unpaid leaves of absence, layoffs and reductions in force); (3) establishing procedures and fees for the sale of shares in a Participant's account; (4) establishing procedures and fees for the transfer of shares in a Participant's account; (5) establishing rules, procedures and fees for the delivery of share certificates for the shares in a Participant's account; and (6) establishing regulations and procedures relating to fractional shares.

15.      COMMITTEE RULES FOR FOREIGN JURISDICTIONS.

         The Committee may adopt rules or procedures relating to the operation and administration of the Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other forms of employee contribution, payment of interest, conversion of local currency, withholding procedure, handling of stock certificates, and death benefit and beneficiary matters which vary with local requirements.

         The Committee may also adopt sub-plans applicable to particular Participating Employers or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

16.      SECURITIES LAWS REQUIREMENTS.

         The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participants have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

17.      GOVERNMENTAL REGULATIONS.

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         This Plan and the Corporation's obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

18.      NO ENLARGEMENT OF EMPLOYEE RIGHTS.

         Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Related Corporation or to interfere with the right of the Corporation or Related Corporation to discharge any Employee at any time.

         The Plan is entirely discretionary in nature, and any benefit derived from it does not give rise to any contractual entitlement and shall not be included for purposes of calculating severance, resignation, redundancy or similar pay, if any.

19.      GOVERNING LAW.

         This Plan shall be governed by Pennsylvania law.

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                                TABLE OF CONTENTS

1.       PURPOSE...............................................................1

2.       DEFINITIONS...........................................................1

3.       ELIGIBILITY...........................................................3

4.       PARTICIPATION.........................................................3

5.       OFFERING..............................................................4

6.       PURCHASE OF STOCK.....................................................4

7.       PAYMENT AND DELIVERY..................................................5

8.       TERMINATION OF EMPLOYMENT.............................................5

9.       WITHHOLDING...........................................................6

10.      RECAPITALIZATION......................................................6

11.      MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS...................6

12.      TRANSFERABILITY.......................................................7

13.      AMENDMENT OR TERMINATION OF THE PLAN..................................7

14.      ADMINISTRATION........................................................7

15.      COMMITTEE RULES FOR FOREIGN JURISDICTIONS.............................8

16.      SECURITIES LAWS REQUIREMENTS..........................................8

17.      GOVERNMENTAL REGULATIONS..............................................8

18.      NO ENLARGEMENT OF EMPLOYEE RIGHTS.....................................9

19.      GOVERNING LAW.........................................................9

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